UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On February 5, 2009, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and twelve months ended December 31, 2008.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 5, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 5, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: February 5, 2009	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES FOURTH
QUARTER AND 2008 YEAR END RESULTS

Flanders, NJ, February 5, 2009 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for both front-end and back-end inspection and metrology solutions, today announced financial results for the fourth quarter and year ended December 31, 2008.

Highlights include:

  Fourth quarter revenue of $16.4 million, down 58% quarter-over-quarter;

  Goodwill and intangible impairment drives GAAP loss per share of $7.96 in the quarter compared to a loss per share of $0.01 for the 2008 third quarter;

  Fourth quarter non-GAAP loss per share of $0.08 within guidance;

  Inventory and receivable improvements contributed to $4.1 million increase in cash and marketable securities for the quarter, resulting in an ending balance of over $78.3 million; and

  Company's latest product releases gaining traction and positioned for upturn.

Discussing the fourth quarter results, Paul F. McLaughlin, Chairman and Chief Executive Officer commented, "This is a very challenging time for our industry and for Rudolph. The order delays, cancellations, push-outs and capex freezes are all well documented from our peers and Rudolph was no exception. After three quarters of rising revenues Rudolph's back-end customers joined with our front-end customers in slowing down and making the fourth quarter a truly disappointing period for our company. Nonetheless, as we saw this collapse begin early in the fourth quarter we were able to take timely action allowing us to report positive cash flow even while we resized ourselves for a much lower revenue stream. This process is a work-in-progress and continued into January."

"Even so our development activities have continued and our focus on next-generation process solutions has not gone unnoticed in the marketplace. In December, our new all-surface Explorer <TM> Inspection Cluster shipped to a Japanese fab where it is used to correlate back-side foreign material to front-side lithography defects  --  a critical factor for enabling 45 nm and 32 nm processes. This was quickly followed by the installation of our industry-standard NSX  System for a European customer to support one of the first applications of TSV (Through-Silicon Via) manufacturing to be put into volume production for CMOS imaging sensors. These tools and applications are designed to further enhance our #1 market share position in front-end macro defect inspection and our #1 market share position in back-end macro defect inspection. We intend to continue to release new products designed to accelerate our exit from this downturn. To that point in January our Data Analysis & Review Business Unit announced Rudolph's first software product, Discover Solar <TM>, designed specifically to help solar cell manufacturers improve energy conversion efficiency and process yield. As 2009 progresses, customers can expect to see new metrology, inspection and software products designed to enhance our best-of-breed positions in the five core market areas where we enjoy leading market share positions."

The Company's fourth quarter revenue totaled $16.4 million, a 58% decrease compared to $39.0 million for the third quarter of 2008. During the fourth quarter, international sales represented approximately 63% of revenue while domestic sales accounted for 37%. In the 2008 third quarter, international sales represented approximately 76% of revenue and domestic sales accounted for 24%. Approximately 48% of the Company's fourth quarter tool revenue was from 300mm product sales.

Net loss for the fourth quarter of 2008 was $245.6 million or $7.96 per share, compared to a net loss of $448 thousand or $0.01 per share in the third quarter. The fourth quarter loss included previously announced goodwill and intangible impairment charges, and inventory and asset write-offs totaling $237.8 million, as well as other non-GAAP charges as detailed in the attached financial table. Excluding the impact of non-GAAP adjustments using a 35% tax rate and adjusting for tax valuation allowances and lost tax deductions the non-GAAP net loss was $2.5 million or $0.08 per share.

Fourth quarter gross margin was a negative 36% and was impacted by the inventory write-offs and by acquired inventory sold in the quarter that was written up to fair value in purchase accounting. Excluding these items, gross margins would have been 30% in the 2008 fourth quarter. The 2008 third quarter gross margin was 43%.

Research and development (R&D) expenses for the fourth quarter totaled $7.1 million, compared to $8.3 million in the third quarter of 2008. The quarter-over-quarter dollar decrease in R&D was due to reduced compensation cost and lower project costs as part of the Company's cost reduction efforts. The Company anticipates that R&D expense in the first quarter of 2009 will be approximately $6.6 to $6.9 million.

Selling, general and administrative (S,G&A) expenses totaled $6.4 million in the 2008 fourth quarter compared to $7.9 million in the third quarter of 2008. The quarter-over-quarter dollar decrease in S,G&A was primarily due to a reduction in compensation expenses, plant shutdowns, and a reduction in discretionary spending offset by reduced foreign currency exchange gains from international operations. The Company expects that S,G&A will be approximately $6.2 to $6.8 million in the first quarter of 2009.

Balance Sheet Strength

The Company's continued focus on reducing both the accounts receivable and inventory balances yielded significant results in the quarter. Accounts receivables decreased $17.7 million and excluding write-offs, inventory decreased $4.4 million from their September 30, 2008 balances and contributed to the $4.1 million increase in cash and marketable securities in the 2008 fourth quarter. Working capital of $147.7 million, as of December 31, 2008 decreased $28.7 million dollars from the previous quarter.

Conference Call

Rudolph Technologies will discuss its 2008 fourth quarter results, on a conference call it is hosting today at 4:45 PM ET. A live webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of goodwill and intangible impairment, inventory and asset write-offs, purchase accounting, share based compensation, amortization and restructuring costs. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company's operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to our expectations regarding our expense expectations for the first quarter of 2009. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) revenues may be lower than expected; (6) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect the Company; (8) the impact of a slowdown in the overall economy; (9) uncertainty of the current global political environment; (10) the potential for terrorist attacks; (11) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (12) the timing of revenue recognition of shipments and services provided; (13) changes in or an inability to execute our business strategy; (14) unanticipated manufacturing or supply problems; (15) changes in tax rules; (16) the assets of Applied Precision's semiconductor operations and/or RVSI Inspection may not be integrated into Rudolph successfully, which may result in the Company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (17) revenues following the acquisitions may be lower than expected; and (18) the expected combination benefits from the acquisitions may not be fully realized or realized within the expected time frame. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K report for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the Company's website which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC. Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	December 31,	December 31,
	2008	2007
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 78,284	$ 73,925
Accounts receivable, net	21,764	50,015
Inventories	57,076	70,987
Prepaid and other assets	6,324	8,700
Total current assets	163,448	203,627
Net property, plant and equipment	19,053	16,062
Intangibles	9,654	236,957
Other assets	5,277	3,570
Total assets	$ 197,432	$ 460,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 7,169	$ 15,030
Other current liabilities	8,591	12,299
Total current liabilities	15,760	27,329
Non-current liabilities	5,584	8,409
Total liabilities	21,344	35,738
Stockholders' equity	176,088	424,478
Total liabilities and stockholders' equity	$ 197,432	$ 460,216

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
				(Audited)

Revenues	$ 16,428	$ 32,582	$ 131,040	$ 160,129
Cost of revenues	22,418	17,982	87,388	78,889
Gross profit	(5,990)	14,600	43,652	81,240
Operating expenses:
Research and development	7,062	6,674	31,644	29,993
In-process research and development	-	1,000	-	1,000
Selling, general and administrative	6,431	7,874	33,965	33,204
Impairment charge for goodwill and identifiable intangible assets	227,105	-	227,105	-
Amortization	762	1,119	5,890	4,487
Total operating expenses	241,360	16,667	298,604	68,684
Operating income (loss)	(247,350)	(2,067)	(254,952)	12,556
Interest income and other, net	304	1,115	1,151	4,149
Provision (benefit) for income taxes	(1,439)	(408)	(4,115)	4,846
Net income (loss)	$ (245,607)	$ (544)	$ (249,686)	$ 11,859

Net income (loss) per share:

Basic	$ (7.96)	$ (0.02)	$ (8.16)	$ 0.41
Diluted	$ (7.96)	$ (0.02)	$ (8.16)	$ 0.40

Weighted average shares outstanding:

Basic	30,842	29,371	30,614	29,168
Diluted	30,842	29,371	30,614	29,312

(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

GAAP operating income (loss)	$ (247,350)	$ (2,067)	$ (254,952)	$ 12,556
Non-GAAP adjustments:
Impairment charge for goodwill and identifiable intagible assets	227,105	-	227,105	-
Inventory & asset write-offs (1)	10,688	-	12,032	-
Acquisition related expenses (2)	436	1,000	3,418	1,000
Restructuring expenses (3)	-	365	419	562
Share-based compensation	855	833	3,406	3,118
Amortization	762	1,119	5,890	4,476
Total non-GAAP adjustments	239,846	3,317	252,270	9,156
Non-GAAP operating income (loss)	$ (7,504)	$ 1,250	$ (2,682)	$ 21,712

GAAP net income (loss)	$ (245,607)	$ (544)	$ (249,686)	$ 11,859
Total non-GAAP adjustments	239,846	3,317	252,270	9,156
Income tax effect of deductible non- GAAP adjustments	(33,506)	(1,161)	(37,854)	(3,205)
Tax valuation allowances and lost deductions	36,741	-	36,741	-
Non-GAAP net income (loss)	$ (2,526)	$ 1,612	$ 1,471	$ 17,810

Non-GAAP net income (loss) per share:
Basic	$ (0.08)	$ 0.05	$ 0.05	$ 0.61
Diluted	$ (0.08)	$ 0.05	$ 0.05	$ 0.61

1)   During the three months ended December 31, 2008, the Company recorded a write-off of inventory of $10.6 million and a write-off of fixed assets of $0.1 million. During the twelve months ended December 31, 2008, the Company recorded inventory write-offs of $11.3 million, a write-off of capitalized software of $0.6 million and a write-off of fixed assets of $0.1 million.

2)   During the three months ended December 31, 2008, the Company recorded acquisition expenses of $436 thousand for purchase accounting charges.  During the twelve months ended December 31, 2008, the Company recorded acquisition expenses of $3.4 million for purchase accounting charges, integration costs and stay bonuses.  In the three and twelve months ended December 31, 2007, the Company recorded an in-process research and development charge of $1.0 million.

3) During the twelve months ended December 31, 2008, the Company recorded restructuring expenses of $0.4 million, for severance charges. During the three and twelve months ended December 31, 2007, the Company recorded restructuring expenses for severance charges.

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